UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 17, 2008

LIGHTSCAPE TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-30299
(Commission File Number)

98-0217653
(IRS Employer Identification No.)

3/F., 80 Gloucester Road, Wanchai, Hong Kong
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (852) 2546-1808

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this current report, the terms “we”, “us” and “our” refer to Lightscape Technologies Inc. and our wholly-owned subsidiaries. Unless otherwise specified, all references to “common shares” refer to shares of common stock in the capital of our company.

Item 3.02 Unregistered Sales of Equity Securities.

On March 17, 2008, we consummated the sale and issuance of an aggregate of 9,375,000 shares of our common stock (the “Shares”) representing approximately 16.78% of the issued and outstanding shares of our common stock, at a price of $0.80 per share for aggregate proceeds of $7,500,000. The sale and issuance of the Shares was made pursuant to the terms of a securities purchase agreement (the “Securities Purchase Agreement”) dated March 9, 2008 between our company and various accredited investors listed on the schedule of buyers attached thereto, and as reported on our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 10, 2008. The securities issued in this transaction were issued in connection with a private placement exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

Roth Capital Partners, LLC acted as the placement agent (“Placement Agent”) in connection with the Securities Purchase Agreement. On March 17, 2008 we issued to the Placement Agent warrants to purchase up to 656,250 shares of our common stock, representing 7% of the Shares. The warrants have a term of five years, are exercisable immediately upon issuance and have an exercise price of $0.80. The warrants were issued pursuant to an exemption from the registration requirements of Section 5 of the Securities Act, in reliance upon Rule 506 of Regulation D and/or Section 4(2) of the Securities Act.

Item 8.01 Other Events

On March 18, 2008, our company issued a press release announcing the consummation of the Securities Purchase Agreement, as described in Item 3.02 above. The text of the press release issued by our company is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release dated March 18, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSCAPE TECHNOLOGIES INC.

By:	/s/ Bondy Tan
Name: Bondy Tan
Title: President and Chief Executive Officer
Dated: March 18, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release dated March 18, 2008.